The Companies Acts 1985 to 1989
Private Company Limited by Shares
Company Number: 2844010

MEMORANDUM
AND ARTICLES
OF ASSOCIATION

UK ELECTRIC POWER LIMITED

Incorporated the 10th August, 1993

Jordan & Sons Limited
Company Formation and Information Specialists
Legal Stationers and Publishers
Branches throughout the United Kingdom
Head Office Telephone 0272-230600 Fax 0272-230063

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

UK ELECTRIC POWER LIMITED

1.   The Company's name is "UK ELECTRIC POWER LIMITED".

2.   The Company's registered office is to be situated in England and Wales.

3.   (i)  The  object of the  Company is to carry on  business  as a general commercial company.

     (ii) Without  prejudice to the  generality  of the object and the powers of the Company  derived  from Section 3A of the Act the Company has power to do all or any of the following things:-

          (a)  To purchase or by any other means  acquire and take  options over any property  whatever,  and any rights or privileges of any kind over or in respect of any property.

          (b)  To apply for, register,  purchase,  or by other means acquire and protect,  prolong  and renew,  whether  in the United  Kingdom or
               elsewhere  any  patents,   patent  rights,  brevets  d'invention,
               licences, secret processes, trade marks, designs, protections and concessions  and to  disclaim,  alter,  modify,  use and  turn to account and to manufacture  under or grant licences or privileges in  respect  of the same,  and to expend  money in  experimenting upon,  testing and  improving  any patents,  inventions or rights which the Company may acquire or propose to acquire.

          (c)  To acquire or  undertake  the whole or any part of the  business, goodwill,  and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses  which the Company is  authorised to carry on and as part of the  consideration  for such  acquisition  to undertake all or any of the  liabilities of such  person,  firm or  company,  or to acquire an  interest  in,
               amalgamate   with,  or  enter  into   partnership   or  into  any
               arrangement  for sharing  profits,  or for  co-operation,  or for mutual assistance with any such person,  firm or company,  or for subsidising  or  otherwise  assisting  any such  person,  firm or company,  and to give or accept,  by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures,  debenture  stock or  securities  that may be  agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

          (d)  To improve, manage, construct,  repair, develop, exchange, let on lease or otherwise,  mortgage,  charge, sell, dispose of, turn to account,  grant  licences,  options,  rights  and  privileges  in respect  of,  or  otherwise  deal  with  all or any  part  of the property and rights of the Company.

          (e)  To invest and deal with the moneys of the Company not immediately required  in such  manner as may from time to time be  determined and to hold or otherwise deal with any investments made.

          (f)  To lend and advance money or give credit on any terms and with or without  security  to any  person,  firm  or  company  (including without  prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company
               associated  in  any  way  with,  the  Company),   to  enter  into
               guarantees,  contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or  guarantee in any manner and upon any terms the payment of any sum of money or the  performance of any obligation by any person, firm or company (including without prejudice to the generality of the  foregoing  any  such  holding  company,  subsidiary,  fellow subsidiary or associated company as aforesaid).

          (g)  To  borrow  and  raise  money in any  manner  and to  secure  the repayment  of any money  borrowed,  raised or owing by  mortgage, charge,  standard security, lien or other security upon the whole or any part of the Company's  property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage,  charge,  standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

          (h)  To draw, make, accept, endorse, discount,  negotiate, execute and issue  cheques,  bills of exchange,  promissory  notes,  bills of
               lading,   warrants,   debentures,   and   other   negotiable   or
               transferable instruments.

          (i)  To apply for, promote,  and obtain any Act of Parliament,  order, or  licence of the  Department  of Trade or other  authority  for enabling the Company to carry any of its objects into effect,  or for effecting any modification of the Company's constitution,  or for any other  purpose  which  may seem  calculated  directly  or indirectly to promote the Company's interests,  and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

          (j)  To enter into any  arrangements  with any government or authority
               (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain  from any  such  government  or  authority  any  charters, decrees, rights,  privileges or concessions which the Company may think desirable and to carry out,  exercise,  and comply with any such charters, decrees, rights, privileges, and concessions.

          (k)  To subscribe for, take,  purchase,  or otherwise  acquire,  hold, sell,  deal with and dispose  of,  place and  underwrite  shares, stocks,  debentures,  debenture  stocks,  bonds,  obligations  or securities issued or guaranteed by any other company  constituted or carrying on business in any part of the world, and debentures, debenture  stocks,  bonds,  obligations  or securities  issued or guaranteed by any  government or authority,  municipal,  local or otherwise, in any part of the world.

          (l)  To control, manage, finance, subsidise,  co-ordinate or otherwise assist any company or companies in which the Company has a direct
               or  indirect   financial   interest,   to  provide   secretarial,
               administrative,  technical,  commercial  and other  services  and facilities  of all kinds for any such company or companies and to make  payments  byway of  subvention  or otherwise  and any other arrangements  which  may  seem  desirable  with  respect  to  any business or operations  of or generally  with respect to any such company or companies.

          (m)  To promote any other  company for the  purpose of  acquiring  the whole or any part of the business or property or  undertaking  or any of the  liabilities  of the Company,  or of  undertaking  any business  or  operations  which  may  appear  likely to assist or benefit the  Company or to enhance  the value of any  property or business of the Company,  and to place or  guarantee  the placing of,  underwrite,  subscribe for, or otherwise  acquire all or any part  of  the  shares  or  securities  of  any  such  company  as aforesaid.

          (n)  To sell or  otherwise  dispose  of the  whole  or any part of the business  or  property  of the  Company,  either  together  or in portions,  for such  consideration  as the Company may think fit, and in particular  for shares,  debentures,  or securities of any company purchasing the same.

          (o)  To act as agents or brokers and as trustees for any person,  firm or company, and to undertake and perform sub-contracts.

          (p)  To remunerate any person,  firm or company rendering  services to the Company  either by cash payment or by the allotment to him or them of shares or other  securities  of the  Company  credited as paid  up in  full  or in  part  or  otherwise  as may be  thought expedient.

          (q)  To  distribute  among  the  Members  of the  Company  in kind any property of the Company of whatever nature.

          (r)  To pay  all or any  expenses  incurred  in  connection  with  the promotion,  formation  and  incorporation  of the Company,  or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting,  placing, selling,  or guaranteeing the subscription of any shares or other securities of the Company.

          (s)  To support and  subscribe to any  charitable or public object and to support and  subscribe to any  institution,  society,  or club which may be for the benefit of the Company or its  Directors  or employees,  or may be connected  with any town or place where the
               Company   carries  on  business;   to  give  or  award  pensions,
               annuities,  gratuities, and superannuation or other allowances or benefits or charitable  aid and generally to provide  advantages, facilities  and  services  for any  persons  who are or have been
               Directors  of,  or who are or have been  employed  by, or who are serving or have served the  Company,  or any  company  which is a subsidiary  of the Company or the holding  company of the Company or a fellow  subsidiary  of the  Company or the  predecessors  in business  of the  Company or of any such  subsidiary,  holding or fellow subsidiary company and to the wives, widows,  children and other relatives and dependants of such persons;  to make payments towards insurance including  insurance for any Director,  officer or Auditor  against  any  liability  as is referred to in Section
               310(1) of the Act; and to set up, establish, support and maintain superannuation  and other funds or schemes (whether  contributory or  non-contributory)  for the benefit of any of such persons and
               of  their  wives,  widows,   children  and  other  relatives  and
               dependants; and to set up, establish, support and maintain profit sharing or share  purchase  schemes for the benefit of any of the employees  of the Company or of any such  subsidiary,  holding or fellow subsidiary company and to lend money to any such employees or to  trustees  on their  behalf  to  enable  any such  purchase schemes to be established or maintained.

          (t)  Subject  to and in  accordance  with a due  compliance  with  the provisions of Sections 155 to 158  (inclusive) of the Act (if and so far as such provisions shall be applicable),  to give, whether directly or  indirectly,  any kind of  financial  assistance  (as defined in Section  152(1)(a) of the Act) for any such purpose as is specified in Section 151 (1) and/or Section 151(2) of the Act.

          (u)  To procure the Company to be registered or recognised in any part of the world.

          (v)  To do all or any of the things or matters  aforesaid  in any part of the world and either as  principals,  agents,  contractors  or otherwise, and by or through agents, brokers,  sub-contractors or otherwise and either alone or in conjunction with others.

          (w)  To do all  such  other  things  as may be  deemed  incidental  or conducive to the attainment of the Company's  object or of any of the powers given to it by the Act or by this Clause.

        AND so that:-

               (1)  None of the  provisions  set forth in any sub-clause of this
                    Clause  shall  be  restrictively  construed  but the  widest interpretation  shall be given to each such  provision,  and none of such  provisions  shall,  except  where the  context expressly so requires,  be in any way limited or  restricted by reference to or inference  from any other  provision  set forth in such  sub-clause,  or by  reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

               (2)  The word  "Company"  in this  Clause,  except  where used in reference  to the  Company,  shall be deemed to include  any partnership or other body of persons,  whether  incorporated or  unincorporated  and  whether  domiciled  in  the  United
                    Kingdom or elsewhere.

               (3)  In this Clause the expression  "the Act" means the Companies
                    Act 1985,  but so that any  reference  in this Clause to any provision  of the Act shall be deemed to include a reference to  any  statutory  modification  or  re-enactment  of  that provision for the time being in force.

4.   The liability of the Members is limited.

5.   The  Company's  share  capital   is(pound)1000  divided  into  1000  shares
     of(pound)1 each.

We, the subscribers to this Memorandum of Association,  wish to be formed into a
Company pursuant to this  Memorandum;  and we agree to take the number of shares shown opposite our respective names.

                                                          Number of shares taken
Names and addresses of Subscribers                          by each Subscriber

1       Instant Companies Limited                             -       One
        2 Baches Street
        London N1 6UB

2.      Swift Incorporations Limited                          -       One
        2 Baches Street
        London N1 6UB

                                Total shares taken             -      Two

Dated this 4th day of August, 1993.

Witness to the above Signatures:-                     Mark Anderson
                                                      2 Baches Street
                                                      London N1 6UB

THE COMPANIES ACTS 1985 to 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

UK ELECTRIC POWER LIMITED

PRELIMINARY

1.   (a) The  Regulations  contained  in  Table  A in the  Schedule  to the
Companies  (Tables A to F) Regulations  1985 (SI 1985 No. 805) as amended by the
Companies (Tables A to F) (Amendment)  Regulations 1985 (SI 1985 No. 1052) (such
Table being hereinafter  called "Table A") shall apply to the Company save in so far as they are  excluded  or varied  hereby  and such  Regulations  (save as so excluded  or  varied)  and  the  Articles  hereinafter  contained  shall  be the regulations of the Company.

     (b) In these  Articles the  expression  "the Act" means the  Companies  Act
1985,  but so that any  reference in these  Articles to any provision of the Act shall be  deemed  to  include  a  reference  to any  statutory  modification  or re-enactment of that provision for the time being in force.

ALLOTMENT OF SHARES

2.   (a) Shares which are  comprised  in the  authorised  share  capital with which the Company is  incorporated  shall be under the control of the  Directors who may  (subject to Section 80 of the Act and to  paragraph  (d) below)  allot, grant options over or otherwise  dispose of the same,  to such persons,  on such terms and in such manner as they think fit.

     (b) All shares which are not comprised in the authorised share capital with which the Company is incorporated and which the Directors propose to issue shall first be offered to the Members in  proportion as nearly as may be to the number of the existing shares held by them  respectively  unless the Company in General
Meeting shall by Special Resolution otherwise direct. The offer shall be made by notice specifying the number of shares offered, and limiting a period (not being less than fourteen days) within which the offer, if not accepted, will be deemed to be declined.  After the expiration of that period,  those shares so deemed to be  declined  shall be offered in the  proportion  aforesaid  to the persons who have,  within the said  period,  accepted all the shares  offered to them;  such further  offer  shall be made in like terms in the same  manner and limited by a like period as the  original  offer.  Any shares not  accepted  pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions and any shares  released from the  provisions of this
Article by any such Special  Resolution as aforesaid  shall be under the control of the Directors,  who may allot, grant options over or otherwise dispose of the same to such  persons,  on such  terms,  and in such  manner as they  think fit, provided  that,  in the case of shares not  accepted as  aforesaid,  such shares shall not be disposed of on terms which are more  favourable to the  subscribers therefor than the terms on which they were offered to the Members. The foregoing provisions of this  paragraph (b) shall have effect subject to Section 80 of the
Act.

     (c) In accordance with Section 91(1) of the Act Sections 89(1) and 90(1) to
(6) (inclusive) of the Act shall not apply to the Company.

     (d) The  Directors are generally  and  unconditionally  authorised  for the purposes of Section 80 of the Act, to exercise any power of the Company to allot and grant  rights to  subscribe  for or convert  securities  into  shares of the
Company up to the amount of the authorised  share capital with which the Company is  incorporated  at any time or times  during the period of five years from the date of incorporation and the Directors may, after that period, allot any shares or grant any such  rights  under  this  authority  in  pursuance  of an offer or agreement so to do made by the Company within that period.  The authority hereby given may at any time  (subject to the said  Section 80) be renewed,  revoked or varied by Ordinary Resolution of the Company in General Meeting.

SHARES

3.   The  lien  conferred  by  Clause 8 in  Table A shall  attach  also to fully paid-up shares,  and the Company shall also have a first and paramount lien on all shares,  whether fully paid or not, standing  registered in the name of any person indebted or under liability to the Company,  whether he shall be the sole registered  holder thereof or shall be one of two or more joint holders,  for all  moneys  presently  payable  by him or his  estate to the
     Company. Clause 8 in Table A shall be modified accordingly.

4.   The  liability  of any  Member in  default  in  respect  of a call shall be increased by the addition at the end of the first  sentence of Clause 18 in
     Table A of the words "and all expenses  that may have been  incurred by the
     Company by reason of such non-payment".

 GENERAL MEETINGS AND RESOLUTIONS

5.   (a) Every  notice  convening  a General  Meeting  shall  comply with the provisions of Section  372(3) of the Act as to giving  information to Members in
regard  to  their   right  to  appoint   proxies;   and  notices  of  and  other
communications  relating to any General  Meeting which any Member is entitled to receive shall be sent to the Directors and to the Auditors for the time being of the Company.

     (b) No business shall be transacted at any General  Meeting unless a quorum is present. Subject to paragraph (c) below two persons entitled to vote upon the business to be transacted, each being a Member or a proxy for a Member or a duly authorised representative of a corporation, shall be a quorum.

     (c) If and for so long as the  Company  has only one  Member,  that  Member present  in person  or by proxy or if that  Member  is a  corporation  by a duly authorised representative shall be a quorum.

     (d) If a quorum is not present  within half an hour from the time appointed for a General  Meeting the General Meeting shall stand adjourned to the same day in the next  week at the same  time and  place or to such  other day and at such other time and place as the  Directors  may  determine;  and if at the adjourned
General  Meeting  a quorum  is not  present  within  half an hour  from the time appointed therefor such adjourned General Meeting shall be dissolved.

     (e) Clauses 40 and 41 in Table A shall not apply to the Company.

6.   (a) If and for so long as the  Company  has only  one  Member  and that
Member takes any decision which is required to be taken in General Meeting or by means of a written resolution,  that decision shall be as valid and effectual as if agreed by the Company in General  Meeting save that this paragraph  shall not apply to resolutions passed pursuant to Sections 303 and 391 of the Act.

     (b) Any decision  taken by a sole Member  pursuant to  paragraph  (a) above shall be  recorded in writing  and  delivered  by that Member to the Company for entry in the Company's Minute Book.

APPOINTMENT OF DIRECTORS

7.   (a) Clause 64 in Table A shall not apply to the Company.

     (b) The maximum number and minimum number respectively of the Directors may be determined from time to time by Ordinary Resolution in General Meeting of the
Company.  Subject to and in default of any such determination  there shall be no maximum  number of Directors and the minimum  number of Directors  shall be one.
Whensoever the minimum  number of Directors  shall be one, a sole Director shall have  authority  to exercise  all the powers and  discretions  by Table A and by these Articles expressed to be vested in the Directors generally,  and Clause 89 in Table A shall be modified accordingly.

     (c) The  Directors  shall not be required to retire by rotation and Clauses
73 to 80 (inclusive) in Table A shall not apply to the Company.

     (d) No person shall be appointed a Director at any General  Meeting  unless either:-

          (i) he is recommended by the Directors; or

          (ii) not less than  fourteen  nor more  than  thirty-five  clear  days before the date  appointed  for the  General  Meeting,  notice  signed by a
     Member  qualified  to vote at the  General  Meeting  has been  given to the
     Company of the intention to propose that person for  appointment,  together with notice signed by that person of his willingness to be appointed.

     (e) Subject to paragraph (d) above, the Company may by Ordinary  Resolution in General  Meeting  appoint  any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

     (f) The  Directors  may  appoint  a person  who is  willing  to act to be a
Director,  either to fill a vacancy or as an additional Director,  provided that the  appointment  does not cause the  number of  Directors  to exceed any number determined  in  accordance  with  paragraph  (b) above as the maximum  number of
Directors and for the time being in force.

     (g) In any case  where as the  result of the death of a sole  Member of the
Company the Company has no Members and no Directors the personal representatives of such  deceased  Member shall have the right by notice in writing to appoint a person  to be a  Director  of the  Company  and  such  appointment  shall  be as effective as if made by the Company in General Meeting pursuant to paragraph (e)
of this Article.

BORROWING POWERS

8.   The  Directors  may  exercise all the powers of the Company to borrow money without  limit as to amount and upon such terms and in such  manner as they think  fit,  and  subject  (in the case of any  security  convertible  into shares) to Section 80 of the Act to grant any mortgage,  charge or standard security over its undertaking,  property and uncalled capital,  or any part thereof,  and to issue  debentures,  debenture  stock, and other securities whether  outright or as security for any debt,  liability or  obligation of the Company or of any third party.

ALTERNATE DIRECTORS

9.   (a) An alternate  Director shall not be entitled as such to receive any remuneration from the Company,  save that he may be paid by the Company such part (if any) of the remuneration  otherwise  payable to his appointor as such appointor may by notice in writing to the Company from time to time direct,  and the first  sentence  of Clause 66 in Table A shall be modified accordingly.

     (b) A Director,  or any such other person as is mentioned in Clause 65 in Table A, may act as an  alternate  Director to  represent  more than one
     Director, and an alternate Director shall be entitled at any meeting of the
     Directors  or of any  committee  of the  Directors  to one vote  for  every
     Director  whom he  represents  in  addition  to his own  vote (if any) as a
     Director,  but he shall  count as only one for the  purpose of  determining whether a quorum is present.

GRATUITIES AND PENSIONS

10.  (a) The Directors may exercise the powers of the Company conferred by Clause  3(ii)(s) of the  Memorandum  of  Association  of the Company and
     shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

     (b) Clause 87 in Table A shall not apply to the Company.

 PROCEEDINGS OF DIRECTORS

11.  (a) A Director  may vote,  at any  meeting of the  Directors  or of any committee of the Directors,  on any resolution,  notwithstanding  that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of  interest  whatsoever,  and if he shall vote on any such  resolution  as aforesaid his vote shall be counted;  and in relation to any such  resolution as aforesaid  he shall  (whether  or not he shall  vote on the same) be taken  into account in calculating the quorum present at the meeting.

     (b) Clauses 94 to 97 (inclusive) in Table A shall not apply to the Company.

THE SEAL

12.  (a) If the Company has a seal it shall only be used with the  authority of the Directors or of a committee of Directors. The Directors may determine who shall sign any  instrument to which the seal is affixed and unless  otherwise so determined  it shall be  signed by a  Director  and by the  Secretary  or second
Director.  The  obligation  under Clause 6 of Table A relating to the sealing of share  certificates  shall apply only if the  Company has a seal.  Clause 101 of
Table A shall not apply to the Company.

     (b) The Company may exercise the powers  conferred by Section 39 of the Act with regard to having an official seal for use abroad,  and such powers shall be vested in the Directors.

INDEMNITY

13.  (a) Every  Director or other officer or Auditor of the Company shall be indemnified  out of the assets of the Company  against all losses or liabilities which he may  sustain  or incur in or about the  execution  of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings,  whether civil or criminal,  or in connection with any  application  under Section 144 or Section 727 of the Act in which relief is granted to him by the Court,  and no Director or other  officer  shall be liable for any loss,  damage or  misfortune  which may happen to or be  incurred by the
Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its  provisions are not avoided by Section 310 of the Act.

     (b) The  Directors  shall  have  power to  purchase  and  maintain  for any
Director, officer or Auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Act.

     (c) Clause 118 in Table A shall not apply to the Company.

TRANSFER OF SHARES

14.  The  Directors  may,  in their  absolute  discretion  and  without assigning any reason therefor, decline to register the transfer of a share, whether or not it is a fully paid share,  and the first  sentence of Clause
     24 in Table A shall not apply to the Company.

                       Names and addresses of Subscribers

1.   Instant Companies Limited
     2 Baches Street
     London N1 6UB

2.   Swift Incorporations Limited
     2 Baches Street
     London N1 6UB

Dated this 4th day of August, 1993.

Witness to the above Signatures:-     Mark Anderson
                                      2 Baches Street
                                      London N1 6UB